SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

May 1, 2002

U.S. LABORATORIES INC.
(Exact name of registrant as specified in its charter)

Delaware	0-25339	33-0586167
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7895 Convoy Court,  Suite 18,  San Diego, California 92111
(Address of Principal Executive Offices) (Zip Code)

(858) 715-5800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if changed since last report.)

U.S. Laboratories Inc. (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission on May 16, 2002 (the “Current Report”), describing the Company’s acquisition of Terra-Mar, Inc., a privately-held Texas corporation (“Terra-Mar”), effective as of May 1, 2002. In accordance with the instructions to Item 7 of Form 8-K, the Current Report omitted the financial statements and pro forma financial information required by that paragraph.

Accordingly, the Company hereby amends the Current Report by deleting Item 7 thereof and replacing it in its entirety with the following:

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial statements of business acquired.

(i)	Audited financial statements of Terra-Mar as of December 31, 2001 and for the year ended December 31, 2001.

(ii)	Unaudited condensed financial statements as of March 31, 2002 and for the three months ended March 31, 2002 and 2001.

(b)	Pro Forma Financial Information.

(i)	Pro forma condensed combined balance sheet as of March 31, 2002 (unaudited).

(ii)	Pro forma condensed combined statement of income for the three months period ended March 31, 2002 (unaudited).

(iii)	Pro forma condensed combined statement of income for the year ended December 31, 2001 (unaudited).

(c)	Exhibits.

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of May 1, 2002, by and between U.S. Laboratories Inc. and Berry R. Grubbs.*

23.1	Consent of Ernst & Young LLP.

*	Previously filed

2

TERRA-MAR, INC.

Financial Statements and Pro Forma Financial Information

Report of Independent Auditors

To the Board of Directors
U.S. Laboratories Inc. and Terra-Mar, Inc.

We have audited the accompanying balance sheet of Terra-Mar, Inc. as of December 31, 2001, and the related statements of income, stockholder’s equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Terra-Mar, Inc. at December 31, 2001, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

Ernst & Young LLP

San Diego, California
June 20, 2002

TERRA-MAR, INC.

BALANCE SHEET
December 31, 2001

ASSETS
Current assets:
Cash and cash equivalents	$265,703
Accounts receivable, net	3,347,261
Prepaids and other assets	248,564

Total current assets	3,861,528

Property and equipment:
Transportation equipment	2,095,969
Field and laboratory equipment	835,725
Furniture, fixtures and office equipment	557,422
Leasehold improvements	22,443

3,511,559
Less accumulated depreciation	2,552,439

959,120

Total assets	$4,820,648

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accounts payable	$618,865
Accrued liabilities	1,506,641
Current portion of long-term debt	339,210

Total current liabilities	2,464,716

Long-term debt	281,736

Total liabilities	2,746,452

Stockholder’s equity:
Common stock—no par value, 1,000,000 shares authorized; 1,000 shares issued and outstanding	1,000
Additional paid-in capital	12,900
Retained earnings	2,060,296

Total stockholder’s equity	2,074,196

Total liabilities and stockholder’s equity	$4,820,648

See accompanying notes.

TERRA-MAR, INC.

STATEMENT OF INCOME
Year ended December 31, 2001

Revenue	$15,303,699
Cost of goods sold	6,735,168

Gross profit	8,568,531

General and administrative expenses	7,457,283

Income from operations	1,111,248

Other income (expense):
Interest income	15,367
Interest expense	(46,395)
Other income, net	26,082

Net income	$1,106,302

See accompanying notes.

TERRA-MAR, INC.

STATEMENT OF STOCKHOLDER’S EQUITY

	Common Stock		Additional Paid-in Capital	Retained Earnings	Total Stockholder’s Equity
	Shares	Amount
Balance, December 31, 2000	1,000	$1,000	$12,900	$3,130,395	$3,144,295
Distributions	—	—	—	(2,176,401)	(2,176,401)
Net income	—	—	—	1,106,302	1,106,302

Balance, December 31, 2001	1,000	$1,000	$12,900	$2,060,296	$2,074,196

See accompanying notes.

TERRA-MAR, INC.

STATEMENT OF CASH FLOWS
Year ended December 31, 2001

Operating activities
Net income	$1,106,302
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	448,773
Gain on sale of assets	(396)
Changes in operating assets and liabilities:
Accounts receivable, net	(218,911)
Prepaids and other assets	(35,656)
Accounts payable and accrued liabilities	745,195

Net cash provided by operating activities	2,045,307
Investing activities
Purchases of equipment and improvements	(470,454)
Proceeds from sales of equipment	26,028

Net cash used in investing activities	(444,426)
Financing activities
Proceeds from issuance of debt	360,269
Repayments of debt	(397,586)
Net proceeds from line of credit	100,000
Distributions to stockholder	(2,176,401)

Net cash used in financing activities	(2,113,718)

Net decrease in cash and cash equivalents	(512,837)
Cash and cash equivalents, beginning of year	778,540

Cash and cash equivalents, end of year	$265,703

Supplemental disclosure of cash flow information
Cash paid during the year for:
Interest	$47,859

See accompanying notes.

TERRA-MAR, INC.

NOTES TO FINANCIAL STATEMENTS

1.    Organization

Terra-Mar, Inc. (the Company) was incorporated in Texas in 1980 and offers engineering and design services, environmental and geotechnical engineering and inspection, construction materials testing and drilling operations primarily to governmental clients. The Company is headquartered in Dallas, Texas, and has offices throughout Texas. Operations are geographically concentrated in the state of Texas.

On May 1, 2002, the Company was acquired by U.S. Laboratories Inc., a national and international quality control specialty services company.

2.    Summary of Significant Accounting Policies

Cash and Cash Equivalents

The Company considers cash on hand, deposits with banks, and short-term investments with original maturities of three months or less as cash and cash equivalents.

Concentration of Credit Risk

At various times throughout the year, the Company maintains cash balances in a financial institution in excess of FDIC insurable limits. No losses have been experienced related to such accounts. The Company believes it is not exposed to any significant concentration of credit risk on cash. The Company maintains substantially all cash accounts at Comerica Bank. As indicated in Note 4, the bank has the right of setoff against these cash balances.

The Company grants credit, generally without collateral, to its customers, which are generally concentrated in the state of Texas in state and city governmental entities and contractors. Sales to Dallas-Ft. Worth International Airport aggregated $2,085,000 for the year ended December 31, 2001. Included in trade accounts receivable is approximately $421,000 due from this customer at December 31, 2001. Management believes that its project acceptance, billing, and collection policies are adequate to minimize potential risk.

Property and Equipment

Property and equipment is recorded at cost. Improvements or betterments of a permanent nature are capitalized. Expenditures for maintenance and repairs are charged

TERRA-MAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 2—Summary of Significant Accounting Policies, Property and Equipment (Continued)

to expense as incurred. The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal. Gains or losses resulting from property disposals are credited or charged to operations currently.

Depreciation is provided using accelerated methods over the estimated useful lives of the assets. Useful lives for purposes of computing depreciation are as follows:

Transportation equipment	5 –10 years
Field and laboratory equipment	5 – 7 years
Furniture, fixtures, and office equipment	5 – 7 years
Leasehold improvements	5 – 39 years

Depreciation expense amounted to $448,800 for the year ended December 31, 2001.

Long-Lived Assets

Long-lived assets are accounted for in accordance with Statements of Financial Accounting Standards No. 144 (FAS 144) “Accounting for the Impairment or Disposal of Long-Lived Assets.” FAS 144 requires the Company to review such assets for impairment whenever any events or circumstances indicate that the carrying value of the assets may not be recoverable. When indicators of impairment are present, the Company makes an assessment of its recoverability by estimating the future undiscounted cash flows expected to result from the use of the property and its eventual disposition. If the carrying value exceeds the aggregate future cash flows, the Company would recognize an impairment loss. No impairment losses were recognized by the Company in 2001.

Revenue Recognition

Revenue from services, including fixed-price and unit-price contracts, is recorded as performed over the duration of the contract, which approximates the percentage-of-completion method on a cost-to-cost basis. At the time losses on a contract become known, the entire amount of the estimated ultimate loss is recognized in the financial statements. The Company has not experienced any material losses on its contracts.

TERRA-MAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 2—Summary of Significant Accounting Policies—(Continued)

Income Taxes

The Company elected, under applicable provisions of the Internal Revenue Code (the Code) to be treated as an S corporation for federal income tax purposes. Under these provisions, all income, losses, credits, and deductions of the Company are passed through to the stockholder’s individual tax return. Accordingly, no provision for federal income taxes is included in the accompanying financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Management believes that these estimates and assumptions provide a reasonable basis for the fair presentation of the financial statements.

3.    Accounts Receivable, Net

Accounts receivable as of December 31, 2001, is comprised of the following:

Accounts receivable:
Billed	$3,373,588
Unbilled and retentions	39,702

3,413,290
Less allowance for doubtful accounts	66,029

$3,347,261

TERRA-MAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

4.    Long-Term Debt

Long-term debt at December 31, 2001, consists of the following:

$1,000,000 revolving line of credit with Comerica Bank, due on demand, interest at prime plus .50%, collateralized by substantially all assets	$100,000

Note payable to Comerica Bank, due in 48 monthly installments of $2,262 including interest at 8.00%, maturing in July 2004, collateralized by vehicles	61,530

Note payable to Comerica Bank, due in 60 monthly installments of $4,144 plus interest at prime, maturing in December 2005, collateralized by substantially all assets	158,747

Note payable to Comerica Bank, due on demand or if no demand is made, in 48 monthly installments of $17,905, including interest at prime plus .50%, remaining principal and interest due at maturity in April 2002, collateralized by vehicles	79,502

Note payable to Comerica Bank, due in 36 monthly installments of $1,292 plus interest at 7.60%, remaining principal and interest due at maturity in June 2004, collateralized by vehicles	35,158

Note payable to Comerica Bank, due in 36 monthly installments of $1,059 plus interest at 5.50%, remaining principal and interest due at maturity in November 2004, collateralized by vehicles	34,116

Note payable to Comerica Bank, due in 48 monthly installments of $833 plus interest at 6.50%, remaining principal and interest due at maturity in October 2005, collateralized by vehicles	33,701

TERRA-MAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 4—Long-Term Debt—(Continued)

Note payable to Comerica Bank, due on demand or if no demand is made, in 48 monthly installments of $6,221, including interest at prime, remaining principal and interest due at maturity in May 2002, collateralized by vehicles	$20,703
Various Notes bearing interest rates between prime plus .50% to 8%	97,489

620,946
Less current portion	339,210

$281,736

As of December 31, 2001, annual maturities of long-term debt are as follows:

2002	$339,210
2003	122,675
2004	102,018
2005	57,043

$620,946

The prime rate on the above notes was 4.75% at December 31, 2001.

The Company’s notes payable with Comerica Bank are collateralized by right of setoff against cash accounts held at the bank.

TERRA-MAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

5.    Lease Commitments

The Company has various noncancelable leases for certain facilities, all of which are classified as operating leases. Included in these commitments is a lease of the Company’s headquarters in Dallas, Texas, from a related party. (See Note 8.) Obligations under operating leases are summarized as follows:

2002	$291,390
2003	252,802
2004	174,408
2005	114,000
2006	114,000
Thereafter	19,000

$965,600

The Company also leases certain equipment on a month-by-month basis.

For the year ended December 31, 2001, rent expense amounted to $379,000, including related party amounts of $114,000.

6.    Contingencies

The Company has certain liabilities resulting from litigation incident to the ordinary course of business. The Company carried professional liability insurance covering claims against the Company up to a deductible of $50,000. During 2001, the Company’s professional insurance carrier filed for bankruptcy exposing the Company to adverse claims against the Company. Subsequent to year-end, the Company settled an outstanding lawsuit for approximately $200,000 in which the professional liability insurance did not cover the settlement. The accrual for this settlement is included in accrued liabilities.

7.    Employee Benefit Plans

The Company has available a defined contribution plan under Section 401(k) of the Code for the benefit of all employees who meet certain age and length-of-service requirements. These employees are eligible to participate in the Company’s defined contribution plan. The Company may, at its discretion, match employees’ contributions. The Company may also make discretionary profit sharing contributions. Under this plan the Company contributed approximately $53,000 during the year ended December 31, 2001.

TERRA-MAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 7—Employee Benefit Plans—(Continued)

Effective January 1, 1998, the Company adopted an Employee Stock Ownership Plan (the Plan). As of December 31, 2001, no shares of the Company’s stock had been issued to the Plan. Employees who complete one year of service and meet certain age requirements are eligible for participation. Company contributions to the Plan are discretionary. Such contributions shall be allocated to each participant’s account in the same proportion that such participant’s compensation for the year bears to the total compensation of all participants for such year. Participant accounts are 20% vested after three years with vesting increasing 20% each additional year thereafter until 100% vested. The Company made no contributions to the Plan during the year ended December 31, 2001. In addition, eligible participants are allowed to transfer amounts from other qualified plans as defined by the Plan. Employees are fully vested at all times in amounts transferred from other qualified plans.

8.    Related Party Transactions

The Company leases its Dallas headquarters from a partnership partially owned by the stockholder of the Company. Rental expense for this facility amounted to $114,000 for the year ended December 31, 2001.

Additionally, the Company collected $54,000 from the stockholder of the Company from a receivable due for a reduction in rent during 2000.

TERRA-MAR, INC.

CONDENSED BALANCE SHEET (UNAUDITED)
March 31, 2002

ASSETS
Current assets:
Cash and cash equivalents	$211,589
Accounts receivable, net of allowance for doubtful accounts of $60,000	4,307,790
Unbilled receivables	20,000
Prepaid expenses and other current assets	67,871

Total current assets	4,607,250
Furniture and equipment, net	976,021
Other assets	32,137

Total assets	$5,615,408

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Notes payable, current portion	$492,249
Accounts payable	1,345,312
Accrued liabilities	854,958

Total current liabilities	2,692,519
Notes payable, net of current portion	298,281

Total liabilities	2,990,800
Stockholder’s equity:
Common stock—no par value, 1,000,000 shares authorized; 1,000 shares issued and outstanding	1,000
Additional paid-in capital	12,900
Retained earnings	2,610,708

Total stockholder’s equity	2,624,608

Total liabilities and stockholder’s equity	$5,615,408

See accompanying notes.

TERRA-MAR, INC.

CONDENSED STATEMENTS OF INCOME (UNAUDITED)

	Three months ended March 31
	2002	2001
Revenue	$4,631,456	$3,543,581
Cost of goods sold	2,952,358	2,226,157

Gross profit	1,679,098	1,317,424

Selling, general and administrative expenses	1,098,949	999,873

Income from operations	580,149	317,551

Other income (expense):
Interest income	110	5,612
Interest expense	(11,322)	(15,195)
Other income, net	1,587	64

Net income	$570,524	$308,032

See accompanying notes.

TERRA-MAR, INC.

CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three months ended March 31
	2002	2001
Operating activities
Net income	$570,524	$308,032
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation	107,002	107,479
Changes in operating assets and liabilities:
Accounts receivable, net and unbilled receivables	(980,529)	(49,226)
Prepaid expenses and other current assets	128,444	175,630
Accounts payable and accrued liabilities	74,764	(114,053)

Net cash (used in) provided by operating activities	(99,795)	427,862

Investing activities
Purchases of furniture and equipment	(123,903)	(284,268)

Net cash used in investing activities	(123,903)	(284,268)

Financing activities
Proceeds from issuance of notes payable	169,584	104,033
Distributions to stockholder	—	(263,755)

Net cash provided by (used in) financing activities	169,584	(159,722)

Net decrease in cash and cash equivalents	(54,114)	(16,128)
Cash and cash equivalents, beginning of period	265,703	778,540

Cash and cash equivalents, end of period	$211,589	$762,412

See accompanying notes.

TERRA-MAR, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

1.    Organization

Terra-Mar, Inc. (the Company) was incorporated in Texas in 1980 and offers engineering and design services, environmental and geotechnical engineering and inspection, construction materials testing and drilling operations primarily to governmental clients. The Company is headquartered in Dallas, Texas, and has offices throughout Texas. Operations are geographically concentrated in the state of Texas.

On May 1, 2002, the Company was acquired by U.S. Laboratories Inc., a national and international quality control specialty services company.

2.    Summary of Significant Accounting Policies

General—Interim Unaudited Financial Information

As contemplated by the rules and regulations of the Securities and Exchange Commission the accompanying unaudited financial statements and footnotes have been condensed and therefore do not contain all disclosures required by generally accepted accounting principles. However, in the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the financial position and results of operations for the interim periods presented. The Company’s interim results are not necessarily indicative of the results to be expected for the full year. Readers of this report should refer to additional information included in the audited financial statements of Terra-Mar, Inc. for the year ended December 31, 2001, included herewith.

Cash and Cash Equivalents

The Company considers cash on hand, deposits with banks, and short-term investments with original maturities of three months or less as cash and cash equivalents.

Concentration of Credit Risk

At various times throughout the year, the Company maintains cash balances in a financial institution in excess of FDIC insurable limits. No losses have been experienced related to such accounts. The Company believes it is not exposed to any significant concentration of credit risk on cash. The Company maintains substantially all cash accounts at Comerica Bank. The bank has the right of setoff against these cash balances.

TERRA-MAR, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS—(Continued)
(Unaudited)

The Company grants credit, generally without collateral, to its customers, which are generally concentrated in the state of Texas in state and city governmental entities and contractors. Management believes that its project acceptance, billing, and collection policies are adequate to minimize potential risk.

Furniture and Equipment

Furniture and equipment is recorded at cost. Improvements or betterments of a permanent nature are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal. Gains or losses resulting from asset disposals are credited or charged to operations currently.

Depreciation is provided using accelerated methods over the estimated useful lives of the assets. Useful lives for purposes of computing depreciation are as follows:

Automobiles and trucks	5-10 years
Machinery and equipment	5- 7 years
Furniture, fixtures, and office hardware and software	5- 7 years
Leasehold improvements	5-39 years

Long-Lived Assets

Long-lived assets are accounted for in accordance with Statements of Financial Accounting Standards No. 144 (FAS 144) “Accounting for the Impairment or Disposal of Long-Lived Assets.” FAS 144 requires the Company to review such assets for impairment whenever any events or circumstances indicate that the carrying value of the assets may not be recoverable. When indicators of impairment are present, the Company makes an assessment of its recoverability by estimating the future undiscounted cash flows expected to result from the use of the property and its eventual disposition. If the carrying value exceeds the aggregate future cash flows, the Company would recognize an impairment loss. No impairment losses have been recognized by the Company through March 31, 2002.

TERRA-MAR, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS—(Continued)
(Unaudited)

Revenue Recognition

Revenue from services, including fixed-price and unit-price contracts, is recorded as performed over the duration of the contract, which approximates the percentage-of-completion method on a cost-to-cost basis. At the time losses on a contract become known, the entire amount of the estimated ultimate loss is recognized in the financial statements. The Company has not experienced any material losses on its contracts.

Income Taxes

The Company elected, under applicable provisions of the Internal Revenue Code (the Code) to be treated as an S corporation for federal income tax purposes. Under these provisions, all income, losses, credits, and deductions of the Company are passed through to the stockholder’s individual tax return. Accordingly, no provision for federal income taxes is included in the accompanying financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Management believes that these estimates and assumptions provide a reasonable basis for the fair presentation of the financial statements.

TERRA-MAR, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS—(Continued)
(Unaudited)

3.    Furniture and Equipment

Furniture and equipment consisted of the following as of March 31, 2002:

Automobiles and trucks	$2,186,292
Furniture and fixtures	112,765
Office hardware and software	446,234
Machinery and equipment	867,726
Leasehold improvements	22,444

3,635,461
Less: accumulated depreciation	2,659,440

$976,021

4.    Notes Payable

Notes payable at March 31, 2002, consists of the following:

Secured credit facility, due on demand, bearing interest at prime plus .50% (5.25% at March 31, 2002)	$300,000
Secured notes payable due in installments, with interest ranging from 4.75% to 8% at March 31, 2002	490,530

790,530
Less current portion	492,249

$298,281

As of March 31, 2002, annual maturities of long-term debt are as follows:

2003	$492,249
2004	159,001
2005	117,133
2006	22,147

$790,530

TERRA-MAR, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS—(Continued)
(Unaudited)

5.    Contingencies

The Company has certain liabilities resulting from litigation incident to the ordinary course of business. The Company carried professional liability insurance covering claims against the Company up to a deductible of $50,000. During 2001, the Company’s professional insurance carrier filed for bankruptcy exposing the Company to adverse claims against the Company. Subsequent to March 31, 2002, the Company settled an outstanding lawsuit for approximately $200,000 in which the professional liability insurance did not cover the settlement. The accrual for this settlement is included in accrued liabilities.

6.    Related Party Transactions

The Company leases its Dallas headquarters from a partnership partially owned by the stockholder of the Company. Rental expense for this facility amounted to $19,000 and $28,500 for the three months ended March 31, 2002 and 2001, respectively.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On May 1, 2002, the Company acquired all of the capital stock of Terra-Mar, Inc. (“Terra-Mar”).

The unaudited pro forma condensed combined balance sheet as of March 31, 2002 and the unaudited pro forma condensed combined statements of income for the three months ended March 31, 2002 and for the year ended December 31, 2001 have been prepared by the Company based on the historical financial statements of the Company and Terra-Mar, and may not be indicative of the financial position or results that may have actually occurred if the combination had been in effect on the date indicated or for the periods presented or which may be obtained in the future. The pro forma condensed combined financial statements should be read in conjunction with the audited financial statements and notes of the Company (as previously filed with the Securities and Exchange Commission) and of Terra-Mar (as included herein).

The unaudited pro forma condensed combined balance sheet as of March 31, 2002 has been prepared based on the assumption that the purchase of Terra-Mar had been consummated on that date. The unaudited pro forma condensed combined statements of income for the year ended December 31, 2001 and for the three months ended March 31, 2002 both assume the purchase of Terra-Mar had been consummated on January 1, 2001. The pro forma information is based on the audited financial statements of the Company and Terra-Mar for the year ended December 31, 2001 and the unaudited financial statements as of and for the three months ended March 31, 2002, giving effect to the transaction under the purchase method of accounting and the assumptions and adjustments described in the accompanying notes.

In addition to adjustments to reflect the Company’s purchase of Terra-Mar, as noted above, the unaudited pro forma condensed combined statement of income for the year ended December 31, 2001 also reflects the Company’s acquisition of the Robert W. Hunt Company (“R.W. Hunt Co.”) effective October 31, 2001. The unaudited pro forma condensed combined statement of income for the year ended December 31, 2001 assumes the purchase of R.W. Hunt Co. had been consummated on January 1, 2001, giving effect to the transaction under the purchase method of accounting and the assumptions and adjustments described on Form 8-K and 8-K/A, as previously filed with the Securities and Exchange Commission on November 13, 2001 and January 14, 2002, respectively, pertaining to the Company’s acquisition of R.W. Hunt Co.

U.S. LABORATORIES INC.

PRO FORMA CONDENSED COMBINED BALANCE SHEET (UNAUDITED)
As of March 31, 2002

	U.S. Laboratories Inc.	Terra-Mar, Inc.	Pro Forma Adjustments		Pro Forma Combined
	(as reported)	(historical)
ASSETS:
Current assets
Cash and cash equivalents	$1,510,275	$211,589	$(500,000	)(A)	$1,221,864
Accounts receivable, net	13,996,640	4,307,790	—		18,304,430
Unbilled receivables	2,663,644	20,000	—		2,683,644
Prepaid expenses and other current assets	769,015	67,871	—		836,886

Total current assets	18,939,574	4,607,250	(500,000)		23,046,824
Furniture and equipment, net	3,159,103	976,021	—		4,135,124
Goodwill and intangibles, net	15,092,762	2,917	5,944,405	(B)	20,851,084
			(189,000	)(P)
Other assets	467,077	29,220	—		496,297

Total Assets	$37,658,516	$5,615,408	$5,255,405		$48,529,329

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities
Notes payable, current portion	$4,728,218	$492,249	$875,000	(C)	$8,595,467
			2,500,000	(D)
Accounts payable	1,368,307	1,345,312	—		2,713,619
Accrued liabilities	2,798,581	854,958	(189,000	)(P)	3,464,539
Income taxes payable	451,084	—	—		451,084

Total current liabilities	9,346,190	2,692,519	3,186,000		15,224,709
Notes payable, net of current portion	4,660,597	298,281	2,000,000	(C)	6,958,878

Total liabilities	14,006,787	2,990,800	5,186,000		22,183,587
Stockholders’ equity
Common stock	48,229	1,000	(1,000	)(E)	50,148
			1,919	(F)
Additional paid in capital	17,031,696	12,900	(12,900	)(E)	19,723,790
			2,692,094	(F)
Note receivable from stockholder	(140,863)	—	—		(140,863)
Retained earnings	6,712,667	2,610,708	(2,610,708	)(E)	6,712,667

Total stockholders’ equity	23,651,729	2,624,608	69,405		26,345,742

Total Liabilities and Stockholders’ Equity	$37,658,516	$5,615,408	$5,255,405		$48,529,329

See Notes to Unaudited Pro Forma Condensed Combined Financial Information.

U.S. LABORATORIES INC.

PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (UNAUDITED)
For the Three Months Ended March 31, 2002

	U.S. Laboratories Inc.	Terra-Mar, Inc.	Pro Forma Adjustments		Pro Forma Combined
	(as reported)	(historical)
Revenue	$16,042,643	$4,631,456	$—		$20,674,099
Cost of goods sold	9,610,837	2,952,358	—		12,563,195

Gross profit	6,431,806	1,679,098	—		8,110,904
Selling, general and administrative expenses	4,982,107	1,098,949	15,625	(G)	6,096,681

Income from operations	1,449,699	580,149	(15,625)		2,014,223
Other income (expense)
Interest expense	(136,451)	(11,322)	(35,938	)(J)	(213,399)
			(29,688	)(L)
Interest income	22	110	—		132
Other, net	8,767	1,587	—		10,354

Total other income (expense)	(127,662)	(9,625)	(65,626)		(202,913)

Income before provision for income
	1,322,037	570,524	(81,251)		1,811,310
Provision for income taxes	538,475	—	199,134	(N)	737,609

Net income	$783,562	$570,524	$(280,385)		$1,073,701

Earnings per common share:
Basic	$0.17	$—	$—		$0.22

Diluted	$0.16	$—	$—		$0.21

Weighted average shares outstanding:
Basic	4,737,670	—	191,881		4,929,551
Diluted	4,987,700	—	191,881		5,179,581

See Notes to Unaudited Pro Forma Condensed Combined Financial Information

U.S. LABORATORIES INC.

PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (UNAUDITED)
For the year ended December 31, 2001

	U.S. Laboratories Inc.	R.W. Hunt Co.	(Q)	Terra-Mar, Inc.	Pro Forma Adjustments		Pro Forma Combined
	(as reported)	(pro forma)		(historical)
Revenue	$52,076,484	$13,501,811		$15,303,699	$—		$80,881,994
Cost of goods sold	31,353,276	6,927,183		6,735,168	—		45,015,627

Gross profit	20,723,208	6,574,628		8,568,531	—		35,866,367
Selling, general and administrative expenses	15,826,613	4,244,569		7,457,283	62,500	(H)	27,095,965
					(495,000	)(I)

Income from operations	4,896,595	2,330,059		1,111,248	432,500		8,770,402
Other income (expense)
Interest expense	(238,171)	(233,229)		(46,395)	(143,750	)(K)	(839,795)
					(178,250	)(M)
Interest income	75,908	—		15,367	—		91,275
Other, net	46,398	(11,311)		26,082	—		61,169

Total other income (expense)	(115,865)	(244,540)		(4,946)	(322,000)		(687,351)

Income before provision for income taxes	4,780,730	2,085,519		1,106,302	110,500		8,083,051
Provision for income taxes	2,046,676	892,602		—	520,791	(O)	3,460,069

Net income	$2,734,054	$1,192,917		$1,106,302	$(410,291)		$4,622,982

Earnings per common share:
Basic	$0.66	$—		$—	$—		$1.07

Diluted	$0.61	$—		$—	$—		$.99

Weighted average shares outstanding:
Basic	4,134,536	—		—	191,881		4,326,417
Diluted	4,468,017	—		—	191,881		4,659,898

See Notes to Unaudited Pro Forma Condensed Combined Financial Information.

U.S. LABORATORIES INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION

(A)	Adjustment reflects the use of internal funds as part of the total consideration for the purchase of Terra-Mar, Inc. (“Terra-Mar”).

(B)	Adjustment reflects the increase to goodwill and other intangible assets resulting from the purchase of Terra-Mar, as follows:

Total consideration
Cash	$3,000,000
Note payable	2,875,000
Common stock	2,694,013

8,569,013
Less book value of Terra-Mar as of March 31, 2002	(2,624,608)

Excess of purchase price over book value	$5,944,405

(C)	Adjustments reflect the note payable issued as part of the Terra-Mar purchase consideration. The note bears interest at 5% and will be paid in installments beginning in May 2002.

(D)	Adjustment reflects funds borrowed on the Company’s line of credit facility to finance the purchase of Terra-Mar. The borrowings bear interest at the prime rate (4.75% at March 31, 2002).

(E)	Adjustments eliminate the equity of Terra-Mar for consolidation.

(F)
Adjustments reflect the issuance of 191,881 shares of the Company’s common stock as part of the Terra-Mar purchase consideration. The number of shares issued was based on the stock’s average closing price of $13.03 per share during the 45 trading days immediately prior to May 1, 2002, the date of closing. The value per share of common stock issued on May 1, 2002 was $14.04.

(G)
Adjustment reflects the amortization of $250,000 of intangible assets resulting from the purchase of Terra-Mar for the three months ended March 31, 2002. The intangible assets have an estimated useful life of four years.

(H)
Adjustment reflects the amortization of $250,000 of intangible assets resulting from the purchase of Terra-Mar for the year ended December 31, 2001. The intangible assets have an estimated useful life of four years.

(I)	Adjustment reflects the bonus expense assumed not incurred for the former owner of Terra-Mar for the year ended December 31, 2001.

(J)
Adjustment reflects the interest expense assumed incurred on the note payable issued as part of the Terra-Mar purchase consideration for the three months ended March 31, 2002. The note bears interest at 5%.

(K)
Adjustment reflects the interest expense assumed incurred on the note payable issued as part of the Terra-Mar purchase consideration for the year ended December 31, 2001. The note bears interest at 5%.

U.S. LABORATORIES INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION—(Continued)

(L)
Adjustment reflects the interest expense assumed incurred for borrowings on the Company’s line of credit used to finance the purchase of Terra-Mar for the three months ended March 31, 2002. The borrowings bear interest at the prime rate.

(M)
Adjustment reflects the interest expense assumed incurred for borrowings on the Company’s line of credit used to finance the purchase of Terra-Mar for the year ended December 31, 2001. The borrowings bear interest at the prime rate.

(N)
Adjustment reflects the effect of income tax expense on the income of Terra-Mar and the pro form adjustments, based on the Company’s effective tax rate of 40.7% for the three months ended March 31, 2002. Terra-Mar is an S Corporation for federal income tax purposes. Therefore, no federal income tax provison has been included in the historical statement of income.

(O)
Adjustment reflects the effect of income tax expense on the income of Terra-Mar and the pro form adjustments, based on the Company’s effective tax rate of 42.8% for the year ended December 31, 2001. Terra-Mar is an S Corporation for federal income tax purposes. Therefore, no federal income tax provison has been included in the historical statement of income.

(P)	Adjustments reflect the payment of a legal settlement on behalf of Terra-Mar by the former owner of Terra-Mar.

(Q)
The amounts presented for R.W. Hunt Co. reflect its pro forma results of operations for the period from January 1, 2001 through October 31, 2001, the date of acquisition. The results of operations for the period from November 1, 2001 through December 31, 2001 of R.W. Hunt Co. are included in the Company’s consolidated statement of income.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

U.S. LABORATORIES INC.

By:	/s/ DONALD ALFORD
Donald Alford Executive Vice President and Secretary

Date: July 15, 2002

INDEX OF EXHIBITS

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of May 1, 2002, by and between U.S. Laboratories Inc. and Berry R. Grubbs.*

23.1	Consent of Ernst & Young LLP.

*	Previously filed